Exhibit 23.02
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2010, in the Registration Statement (Form S-1) and related Prospectus of Green Dot Corporation dated November 8, 2010.
/s/ Ernst & Young LLP
Los Angeles, California
November 8, 2010